UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
———————————— June 8, 2011
Date of Report (date of earliest event reported)
—————————— AVISTAR COMMUNICATIONS CORPORATION
(Exact name of Registrant as specified in its charter)
Delaware	————————————— 000-31121	88-0463156
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
1875 S. Grant Street, 10th Floor, San Mateo, California 94402
(Address of principal executive offices, including zip code)
—————————————— (650) 525-3300
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
❒Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
❒Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
❒Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
❒Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

Avistar Communications Corporation (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”) on June 8, 2011.  A summary of the matters voted upon by the stockholders at the Annual Meeting and the final results of the votes regarding each matter are set forth below.

•	Proposal One – Election of Directors

The stockholders elected the six nominees listed below to the Company’s Board of Directors as directors. Each director will serve until the next annual meeting of stockholders and/or in each case until his successor is duly elected and qualified. The vote for each director was as follows:

Nominee	Votes For	Votes Withheld	Broker Non-Votes*
Gerald J. Burnett	19,339,757	844,374	7,462,661
William L. Campbell	19,321,367	862,764	7,462,661
Craig F. Heimark	20,143,835	40,296	7,462,661
R. Stephen Heinrichs	58,119,170	830,499	7,462,661
Robert M. Metcalfe	20,140,495	43,636	7,462,661
Robert F. Kirk	19,730,407	453,724	7,462,661

———————————

*	Broker non-votes do not affect the outcome of the election.

•	Proposal Two – Ratification of Burr Pilger Mayer, Inc. as Independent Registered Public Accounting Firm.

The stockholders voted to ratify the appointment of Burr Pilger Mayer, Inc. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011. The vote on this proposal was as follows.

Votes For	Votes Against	Abstentions	Broker Non-Votes
33,731,224	369,107	7,384	Not Applicable

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

AVISTAR COMMUNICATIONS CORPORATION

Date: June 10, 2011	By:	/s/ Elias MurrayMetzger
Elias MurratMetzger
Chief Financial Officer, Chief Administrative Office and Corporate Secretary